EXHIBIT 10 (fff)

                               CEL-SCI CORPORATION

                             SUBSCRIPTION AGREEMENT

     1. Subscription. I hereby agree to purchase 3,000,000 Units of CEL-SCI Corporation (the "Company") at a price of $0.37 per Unit (US$) in accordance with the terms and conditions of this Subscription Agreement, for an investment of $1,110,000.

     Each Unit consists of one share of the Company's common stock and one warrant. Each warrant allows the holder to purchase one share of the Company's common stock for $0.37 at any time on or before to January 13, 2021.

     The shares of common stock and the shares underlying the warrants are sometimes referred to in this Subscription Agreement as the "Securities".

     2. Representations and Warranties. I warrant and represent to the Company that:

     a. I have had the opportunity to review all filings made by the Company during the past two years with the Securities and Exchange Commission.

     b. I (and my purchaser representative, if any) have had an opportunity to ask questions of, and receive answers from the officers of the Company concerning the Company's business and affairs.

     c. I understand that prices for the Company's common stock on the American Stock Exchange have been volatile in the past.

     d. By virtue of my net worth and by reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment in the Securities.

     e. I am capable of bearing the economic risks of an investment in the Securities.

     f. My present financial condition is such that I am under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness.

     g. I hereby represent and warrant that all the representations, warranties and acknowledgments contained in this Subscription Agreement are true, accurate and complete as of the date hereof.

     3. Accredited or Other Special Investors. I am (initial all applicable responses):

         ____ An organization described in Section 501(c)(3) of the Internal
              Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000.

         ____ A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose net worth, or joint net work together with his/her spouse, exceeds $1,000,000.

         ____ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated per son as described in Section 506(b)(2)(ii) of Regulation D.

         ____ A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose individual income was in excess of $200,000 in each of the two most recent years (or whose joint income with such person's spouse was at least $300,000 during such years) and who reasonably expects an income in excess of such amount in the current year.

         ____ A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity's equity owners fall into one or more of the categories enumerated above.

     4. Transfer/Registration Rights. I understand that the Securities may not be sold or otherwise transferred except pursuant to a registration statement or in a private transaction.

     5. Offshore Transaction. If I (the "Buyer") am not a resident of the United States, and if the securities were not offered or sold within the United States, then I warrant and represent to the Company the following:

     (i) The Buyer is not a U.S. Person (as defined in Regulation S) or if the Buyer is not a natural person, is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. The Buyer is not, and on the date of acceptance of this Agreement by the Seller, will not be, an affiliate of the Company;

     (ii) At the time the buy order was originated, the Buyer was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

     (iii) No offer to purchase the Securities was made by the Buyer in the United States;

     6. Closing. The payment for the Securities will be made upon the approval of the issuance of the Securities by the NYSE MKT.

     7. Notices. Any notices or other communications required or permitted hereby shall be sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, and, if to the Company, at the address to which this letter Subscription Agreement is addressed, and, if to me, at the address set forth below my signature hereto, or to such other addresses as either the Company or I shall designate to the other by notice in writing.

     8. Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to my personal and legal representatives, heirs, guardians, successors and permitted assignees.

     9. Reliance Upon Representations. I understand that the Company is relying upon the accuracy of the representations and warranties which I have made in this agreement. I agree to indemnify the Company (and any control persons of such entities) for any loss they may suffer as the result of any false or misleading warranty, representation or statement of facts which I have made in connection with the purchase of the Securities.

     10. Entire Agreement. This Subscription Agreement represents the entire Agreement concerning my purchase of the Securities and replaces any and all prior agreements or understandings, whether oral or written.

     112. Applicable Law/Arbitration. This Agreement shall be governed in all respects by the internal laws of the Commonwealth of Virginia, without regard to the choice of law provision thereof. Any claim, controversy or dispute with respect to this Agreement or the Securities will be settled by means of binding arbitration in Vienna, Virginia. In any litigation, arbitration, or court proceeding between the Company and the Investor relating to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred.

     IN WITNESS WHEREOF, I have executed and sealed this Subscription Agreement this 13th day of January, 2016.

The de Clara Trust
---------------------                            -----------------------
Typed or Printed Name                            Signature of Subscriber



ACCEPTED:
CEL-SCI CORPORATION

By:______________________

Dated:_______________              RETURN THIS SUBSCRIPTION AGREEMENT TO:

                                   CEL-SCI Corporation
                                   8229 Boone Blvd. #802
                                   Vienna, VA 22182, USA
                                   Fax: USA (703) 506-9471